Exhibit 10.7: Base Salaries of Named Executive Officers
     Effective March 1, 2008, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Alliance Bankshares Corporation.

Thomas A. Young, Jr.	$291,500
President & Chief Executive Officer

Paul M. Harbolick, Jr.	$190,800
Executive Vice President & Chief Financial Officer

Frank H. Grace, III	$195,517
Executive Vice President

Craig W. Sacknoff	$172,963
Executive Vice President

John B. McKenney, III	$148,400
Senior Vice President & Chief Credit Officer

Thomas Patrick Danaher	$192,975
President, Alliance Insurance Agency, Inc.